SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                    July 1, 1999

                       Palomar Medical Technologies, Inc.
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               (Exact Name of Registrant as Specified in Charter)

     Delaware                               001-11177                                   04-3128178
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(State or Other Jurisdiction                (Commission                                 (IRS Employer
     of Incorporation)                      File Number)                                Identification No.)
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45 Hartwell Avenue, Lexington, Massachusetts                          02421-3102
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(Address of Principal Executive Offices)                              (Zip Code)


                                  781-676-7300
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               Registrant's telephone number, including area code


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          (Former Name or Former Address, if Changed Since Last Report)


ITEM 5.  OTHER EVENTS.

         On July 1, 1999 Palomar Medical Technologies, Inc. issued a press release regarding the final report of the Independent Inspector of Election in connection with the annual meeting of stockholders held on June 23, 1999. A copy of the press release is attached hereto and incorporated by reference.

ITEM 7.  EXHIBITS.

99.1      Press Release dated July 1, 1999.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PALOMAR MEDICAL TECHNOLOGIES, INC.

Date:    July 1, 1999

                                              By: /s/ Louis P. Valente
                                                 -------------------------------
                                              Name:    Louis P. Valente
                                              Title:   President and
                                                       Chief Executive Officer

                                 EXHIBIT INDEX
                                 -------------
Exhibit No.         Description
-----------         -----------

   99.1             Press Release of Palomar Medical Technologies, Inc., dated
                    July 1, 1999

[LOGO]

                                  NEWS RELEASE



                             FOR IMMEDIATE RELEASE


CONTACTS:
John Ingoldsby                          or    Joseph Caruso
Director of Investor Relations                Chief  Financial Officer
Palomar Medical Technologies, Inc.            Palomar Medical Technologies, Inc.
781-402-2411                                  781-676-7300




                       PALOMAR VICTORIOUS IN PROXY CONTEST

LEXINGTON,  Mass.,  July 1, 1999 - Palomar Medical  Technologies,  Inc. (NASDAQ:
PMTI), the technology leader in laser hair removal, today announced that it had decisively defeated The Monterey Stockholders Group LLC in the proxy contest for the election of directors. The company's announcement was based on the final, certified report of the independent Inspector of Election from the Company's annual meeting of stockholders held on June 23, 1999. The Monterey Group unsuccessfully sought to replace Palomar's Board of Directors with their own nominees.

The Inspector's final report noted that approximately 73% of the shares voted at the meeting supported Palomar's nominees. Palomar said again that it achieved the victory despite the actions of Monterey's members, including Mark T. Smith, leader of Monterey, who intentionally failed to vote its own shares at the annual meeting in an unsuccessful attempt to prevent a quorum at the meeting. Despite Mr. Smith's machinations, he was unable to avoid conclusive and resounding defeat at the polls.

Louis P. Valente, chairman and chief executive officer of Palomar, said, "The final report of the Inspector of Election is clear and convincing evidence of our stockholders' broad support for Palomar's Board of Directors, and we appreciate their support. We look forward to now devoting all of our energies to running our business and creating additional value for our stockholders."

Palomar Medical Technologies, Inc. is a leading supplier of proprietary laser systems for hair removal and other cosmetic laser treatments. Hundreds of Palomar laser hair removal systems have been installed in physician practices worldwide, and hundreds of thousands of treatments have been performed.

                                     (more)
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                                                                     PALOMAR / 2

   "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

With the exception of the historical information contained in this release, the matters described herein may contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially. These risk factors include, but are not limited to, technological difficulties, lack of product demand and market acceptance, the effect of economic conditions, the impact of competitive products and pricing, governmental regulations with respect to medical devices, and/or other factors outside the control of the company, which are detailed from time to time in the company's SEC reports, including the report on Form 10-K for the year ended December 31, 1998. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                      ####

             Palomar news releases are available through PR Newswire
                  Company News on-Call by fax at 800-758-5804,
              Extension 107555, or http://www.prnewswire.com/(PMTI)

                      For more information about Palomar,
                  visit our home page at HTTP://WWW.PALMED.COM